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                                                                    Exhibit 23.2

   When the transactions referred to in Note 7(c) of the Notes to the Financial Statements have been consummated, we will then be in a position to render the following report.


                                    KPMG LLP

Little Rock, Arkansas
June 18, 1999

                         Independent Auditors' Consent

   The audits referred to in our report dated May 29, 1999, except as to note 7(c) which is as of June , 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Little Rock, Arkansas
June 18, 1999